UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 11, 2012, American Realty Capital Healthcare Trust, Inc. (the “Company”) announced its recent property acquisitions since September 30, 2012.

The table below provides a summary of the seven properties acquired by the Company since September 30, 2012 including the properties, healthcare type, major tenant or operator, location, base purchase price, rentable square footage and occupancy:

Property	Healthcare Type	Major Tenant or Operator	Location	Base Purchase Price (thousands)	Rentable Square Footage	Occupancy
Benton House of Palm Coast	Senior Housing	Principal Senior Living Group	Palm Coast, FL	$17,350	104,525	N/A
Benton House of Douglasville	Senior Housing	Principal Senior Living Group	Douglasville, GA	$14,650	40,636	N/A
Benton Village of Stockbridge	Senior Housing	Principal Senior Living Group	Stockbridge, GA	$17,050	86,520	N/A
Benton House of Sugar Hill	Senior Housing	Principal Senior Living Group	Sugar Hill, GA	$16,150	38,571	N/A
Beverly Center	Medical Office	Advocate Health and Hospitals Corporation	Chicago, IL	$16,500	59,345	100%
Rush-Copley Building I	Medical Office	Rush-Copley	Aurora, IL	$25,800	79,344	100%
Benton House of Newnan	Senior Housing	Principal Senior Living Group	Newnan, GA	$20,550	47,550	N/A

A copy of the press release announcing the Company’s portfolio acquisitions since September 30, 2012 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: December 11, 2012	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors